Exhibit 99.1

MULTI PACKAGING SOLUTIONS, INC.
150 East 52nd Street
New York, New York  10022

March 7, 2017

William H. Hogan

5 Royce Road

Dix Hills, New York  11746

Dear Bill:

This letter agreement confirms the terms of the termination of your employment with Multi Packaging Solutions, Inc. (together with its past and present parents, subsidiaries, affiliates, divisions, predecessors, successors and assigns, the “Company”).

1. Your employment with the Company is terminated effective March 31, 2017 (the “Termination Date”).  Through the Termination Date, you shall continue to be paid your base salary at the current rate and be eligible to participate in the Company’s benefit plans, programs, and arrangements in accordance with their terms.  Thereafter, and through June 30, 2017, you shall make yourself reasonably available to provide assistance to the Company in connection with transition and other matters related to work you performed during your employment by the Company and support the Company’s efforts to close the pending transaction.  Except as specifically provided in this letter agreement, all existing employment agreements between you and the Company, whether oral or written, are hereby terminated.  You agree that this letter agreement supersedes any such agreements between you and the Company.

2. In full consideration for your promises, covenants and agreements set forth herein, provided that you timely execute and deliver to the Company this letter agreement, execute and deliver to the Company on or after the Termination Date and on or before the 21st day after the Termination Date a release of claims in the form attached as Exhibit A, and not subsequently revoke either this letter agreement or such release of claims:

(a) The Company shall pay severance to you in the gross amount of $107,704.71, less all applicable withholdings for federal, state and local income taxes, Social Security, and all other customary withholdings, in a single lump sum on or about June 30, 2017.

(b) The Company shall make a payment to you in a gross amount equal to the total lease payments remaining on your current vehicle up to a maximum of $31,794.96.  Such payment shall be made within 30 days after the Termination Date and shall be paid less all applicable withholdings for federal, state and local income taxes, Social Security, and all other customary withholdings.

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(c) Subject to and upon the closing (the “Closing”) of the transactions contemplated pursuant to that certain Agreement and Plan of Merger by and among Multi Packaging Solutions International Limited (“MPSIL”), WestRock Company, and WRK Merger Sub Limited (the “Merger Agreement”), you shall be eligible, notwithstanding the termination of your employment prior to such date, to vesting with respect to:

(i) fifty percent (50%) of the restricted stock units granted to you on June 30, 2016 pursuant to that certain Restricted Stock Unit Grant Notice, with such units to be cancelled and paid out at the time of the Closing as if your employment had been terminated by the Company without Cause on the Closing date, and with the remaining fifty percent (50%) of such restricted stock units immediately and automatically cancelled and forfeited, without additional consideration therefor, on the Termination Date;

(ii) fifty percent (50%) of the restricted stock units granted to you on September 16, 2016 pursuant to that certain Restricted Stock Unit Grant Notice (Time-Based Award), with such units to be cancelled and paid out at the time of the Closing as if your employment had been terminated by the Company without Cause on the Closing date, and with the remaining fifty percent (50%) of such restricted stock units immediately and automatically cancelled and forfeited, without additional consideration therefor, on the Termination Date; and

(iii) one hundred percent (100%) of the restricted stock units granted to you on September 16, 2016 pursuant to that certain Restricted Stock Unit Grant Notice (TSR-Based Award), subject to adjustment in accordance with Exhibit B to such notice, with such units to be cancelled and paid out in accordance with the provisions of the Merger Agreement as if your employment had not terminated prior to the Closing.

In the case of each of (i), (ii), and (iii) above, except as explicitly provided in this Agreement, all such restricted stock units shall remain subject to the provisions of the grant notice and Restricted Stock Unit Agreement provided to you in connection with each such award and the terms of the 2015 Incentive Award Plan of MPSIL, as amended from time to time, including but not limited to with respect to the timing of payment.  Notwithstanding any provision of the Merger Agreement to the contrary, the restricted stock units referenced in clauses (i) and (ii) above, shall not be converted into an award of restricted stock units of WestRock Company.  In the event the Merger Agreement is terminated, or for any reason the transactions contemplated in the Merger Agreement are not consummated, then all of the restricted stock units referenced in clauses (i), (ii), and (iii) above shall be immediately and automatically cancelled and forfeited, without additional consideration therefor, by reason of the termination of your employment prior to vesting.

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3. You also shall also be entitled to (i) payment for any accrued, but unpaid, base salary for services rendered through the Termination Date, (ii) payment for accrued but unused vacation days as of the Termination Date, and (iii) reimbursement of all reasonable, submitted, unreimbursed, business expenses, subject to the Company’s review and approval in accordance with past practices, provided that all requests for reimbursement shall be submitted no later than April 30, 2017.  The payments set forth in clauses (i) and (ii) of this paragraph shall be subject to all applicable withholdings for federal, state and local income taxes, Social Security, and all other customary withholdings.

4. Except as provided in paragraphs 2 and 3 of this letter agreement, you shall not be entitled to any sum of money or benefits from the Company.  You understand that the sum of money and benefits specified in paragraph 2 are being offered to you in exchange for your waiver of rights and claims specified in paragraph 6 below and Exhibit A and that you would not otherwise be entitled to these payments or benefits.

5. You represent that you do not have any claim, action, or proceeding pending against the Company.

6. Except as necessary to enforce the terms of this letter agreement, and in exchange for and in consideration of the promises, covenants and agreements set forth herein, you hereby release the Company, WestRock Company and each of its past and present parents, subsidiaries, affiliates, divisions, predecessors, successors and assigns (collectively, “WestRock”), together with each of the respective past and present directors, officers, employees, members, managers, partners, and agents of each of the foregoing, to the maximum extent permitted by law from any and all manner of claims, demands, causes of action, obligations, damages, or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which you have or may have for any period prior to your execution of this letter agreement, including, but not limited to, claims for breach of contract or wrongful discharge, claims for additional compensation, claims for severance pay, claims of defamation or any other tort, claims for unpaid wages or commissions or bonuses or vacation days, claims arising under any federal, state or local labor laws (including, without limitation, the New York Labor Law), claims of discrimination under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the New York State Human Rights Law, the New York City Human Rights Law, each as amended, or any other federal, state or local laws, claims arising under the Employee Retirement Income Security Act of 1974, and any claim for attorneys’ fees or costs.

7. You acknowledge that, upon receipt of the amounts referenced in paragraphs 2 and 3 above, you will have received all compensation due to you for work performed for the Company.

8. It is a material condition of this letter agreement that you maintain strictly confidential, and shall take all reasonable steps to prevent the disclosure to any person or entity, the terms of this letter agreement, provided that this provision does not prohibit you from disclosing such information:  (i) as provided in paragraph 11 below; (ii) when required by law, subpoena or court order; or (iii) to your spouse or to your attorneys or accountants for purposes

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of obtaining legal or tax advice, provided that your spouse, attorneys, and accountants, as applicable, each agrees to be bound by the provisions of this paragraph 8.

9. You acknowledge and agree that you continue to be bound by, and shall (except as otherwise permitted pursuant to paragraph 11 below) comply with the terms of, the Restrictive Covenants Agreement effective as of August 13, 2013 entered into by and between you and Mustang Parent Corp. and the Restrictive Covenants Agreement effective as of February 14, 2014 entered into and between you, Mustang Investment Holdings, L.P., and Chesapeake Finance 2 Limited (together, the “Restrictive Covenants Agreements”), including without limitation the provisions of each such agreement regarding noncompetition, nonsolicitation, nondisparagement, and confidential information.  You further agree that the Company is an intended third party beneficiary of each such agreement and shall have the right to seek to enforcement of such agreements in accordance with their terms.

10. It is a material condition of this letter agreement that, except as permitted pursuant to paragraph 11 below, you agree that you will not make or publish any statement (orally, electronically, or in writing), or instigate, assist or participate in the making or publication of any statement, which would or could libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) or expose to hatred, contempt or ridicule: (i) the Company or WestRock; (ii) any of their services, affairs or operations; or (iii) any of their past or present directors, officers, employees, members, managers, partners, or agents.  Nothing herein shall prevent you from making or publishing any truthful statement: (i) in accordance with paragraph 11 below; (ii) when required by law, subpoena or court order; (iii) in the course of any legal, arbitral or regulatory proceeding between you and the Company; (iv) to any governmental authority, regulatory agency or self-regulatory organization; or (v) in connection with any investigation by the Company.  The Company acknowledges its continuing obligations pursuant to 1(d) of the Restrictive Covenants Agreements.

11. Nothing in this letter agreement is intended to limit in any way your right or ability to file a charge or claim of discrimination with the U.S. Equal Employment Opportunity Commission (“EEOC”), the U.S. Department of Labor, the National Labor Relations Board, or comparable state or local agencies.  These agencies have the authority to carry out their statutory duties by investigating the charge, issuing a determination, or taking any other action authorized under the statutes such agencies enforce.  You retain the right to participate in any such action, provided that you hereby waive any right you otherwise would have to recover monetary damages in connection with any charge, complaint, or lawsuit filed by you or by anyone else on your behalf.  You retain the right to communicate with the EEOC and comparable state or local agencies and such communication can be initiated by you or in response to a communication from any such agency, and is not limited by any obligation contained in this letter agreement.

Further, nothing herein or in any other agreement or Company policy prohibits or restricts you from reporting possible violations of federal, state, or local law or regulation to, or discussing any such possible violations with, any governmental agency or entity or self-regulatory organization, including by initiating communications directly with, responding to any inquiry from, or providing testimony before any federal, state, or local regulatory authority or agency or self-regulatory organization, including without limitation the Securities and Exchange

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Commission and the Occupational Safety and Health Administration, or making any other disclosures that are protected by the whistleblower provisions of any federal, state, or local law or regulation.

12. You agree to make yourself reasonably available to and reasonably cooperate with the Company in any administrative, regulatory, or judicial proceeding or internal investigation, provided that such cooperation shall not unreasonably interfere with your other obligations.  You understand and agree that your cooperation would include, but not be limited to, making yourself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over all relevant documents which are or may come into your possession.  In the event the Company asks for your cooperation in accordance with this provision, the Company will reimburse you for reasonable out-of-pocket expenses incurred by you in connection with such cooperation upon your timely submission of appropriate documentation.

13. If you materially breach any provision of this letter agreement, in addition to any other remedies the Company may have at law or in equity, the Company’s obligations under paragraph 2 above shall cease immediately.

14. In executing this letter agreement, neither you nor the Company admits any liability or wrongdoing, and the considerations exchanged herein do not constitute an admission of any liability, error, contract violation, or violation of any federal, state, or local law, or regulation.

15. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
16. The unenforceability or invalidity of any provision or provisions of this letter agreement shall not render any other provision or provisions hereof unenforceable or invalid.

17. This letter agreement constitutes the entire agreement between you and the Company and cannot be altered except in a writing signed by both you and the Company.  You acknowledge that you entered into this letter agreement voluntarily, that you fully understand all of its provisions, and that no representations were made to induce execution of this letter agreement that are not expressly contained herein.

18. This letter agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the principles of conflicts of law or where the parties are located at the time a dispute arises.  Any action concerning any dispute arising out of or relating to this agreement or your employment by the Company must be brought in a court situated in the City, County, and State of New York, and you and the Company each consents and submits to the jurisdiction such courts for any such action.

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19. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Facsimile or electronically transmitted signatures shall be treated as original signatures for all purposes.

20. You are hereby advised to consult with an attorney prior to executing this letter agreement.  You acknowledge that you have been afforded an opportunity to consult with the attorneys of your choice prior to executing this letter agreement.

21. You are hereby notified that you will be given twenty-one (21) days from your receipt of this letter agreement to consider this letter agreement.  You are further notified that the countersigned copy of this letter agreement shall be returned to Marc Shore so that it is received on or before the end of this 21-day period.  Changes to this letter agreement, whether material or immaterial, will not restart this 21-day period. You must countersign and return this letter agreement no later than the end of this 21-day period or the offer embodied in this letter agreement shall be deemed withdrawn.

22. It is agreed and understood that you will have a period of seven (7) days following your execution of this letter agreement in which to revoke your consent, and that such revocation will be effective only if received in writing by Marc Shore on or before the expiration of this seven (7) day period.  This letter agreement will not become effective or enforceable until the revocation period has expired.

Please indicate your acceptance of the terms of this letter agreement by countersigning below.

Very truly yours,

MULTI PACKAGING SOLUTIONS, INC.

/s/ Marc Shore_______________________

Marc Shore

Chief Executive Officer

Agreed and Accepted:

/s/ William H. Hogan___________March 7, 2017_______________

William H. Hogan Date

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EXHIBIT A

GENERAL RELEASE

I, William H. Hogan, except as necessary to enforce the terms of this letter agreement between me and Multipackaging Solutions, Inc. (the “Company”) dated March 7, 2017 (the “Letter Agreement”), and in exchange for and in consideration of the promises, covenants and agreements set forth in the Letter Agreement, hereby release the Company, WestRock Company, and each of their respective past and present parents, subsidiaries, affiliates, divisions, predecessors, successors and assigns, together with each of the respective past and present directors, officers, employees, members, managers, partners, and agents of each of the foregoing, to the maximum extent permitted by law from any and all manner of claims, demands, causes of action, obligations, damages, or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which I have or may have for any period prior to my execution of this General Release, including, but not limited to, claims for breach of contract or wrongful discharge, claims for additional compensation, claims for severance pay, claims of defamation or any other tort, claims for unpaid wages or commissions or bonuses or vacation days, claims arising under any federal, state or local labor laws (including, without limitation, the New York Labor Law), claims of discrimination under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the New York State Human Rights Law, the New York City Human Rights Law, each as amended, or any other federal, state or local laws, claims arising under the Employee Retirement Income Security Act of 1974, and any claim for attorneys’ fees or costs.

I understand that nothing in this General Release is intended to limit in any way my right or ability to file a charge or claim of discrimination with the U.S. Equal Employment Opportunity Commission (“EEOC”), the U.S. Department of Labor, the National Labor Relations Board, or comparable state or local agencies.  I acknowledge that I have been advised to consult with an attorney prior to executing this letter agreement and that I have had the opportunity to consult with the attorneys of my choice prior to executing this letter agreement.

I acknowledge that I may take up to twenty-one (21) days to consider this General Release and that if I do not execute and return this General Release on or before April 21, 2017, I shall not be entitled to receive any payment or benefit under paragraph 2 of the Letter Agreement.  I also understand that I will have a period of seven (7) days following my execution of this General Release in which I may revoke my consent, and that such revocation will be effective only if received in writing by Marc Shore on or before the expiration of this seven (7) day period.  This General Release will not become effective or enforceable until the revocation period has expired.

/s/ William H. Hogan___________March 7, 2017_______________

William H. Hogan Date

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